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                                                                Exhibit 10.26

                            NONCOMPETITION AGREEMENT


         This NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of April 11, 1996 by and among GENERAL PARAMETRICS CORPORATION, a Delaware corporation ("GPAR"); EMCO RECYCLING CORP., an Arizona corporation ("EMCO"); and GEORGE 0. MOOREHEAD, an individual resident of the State of Arizona.

                                    RECITALS

A. The parties have entered into that certain Merger Agreement dated December 1, 1995, as amended by that certain First Amendment to Merger Agreement date December _, 1995, as further amended by that certain Second Amendment to Merger Agreement dated February 16, 1996, by and among GPAR, EMCO, Harold Rubenstein, GPAR Merger, Inc., Empire Metals, Inc., Copperstate Metals, Inc., Raymond Zack, David Zack, Gerald Zack, Donald Moorehead, and George Moorehead.

B. Pursuant to the Merger Agreement, GPAR Merger, Inc. has merged into EMCO and EMCO, the surviving corporation, has become a wholly-owned subsidiary of GPAR (the merger is hereinafter referred to as the "Merger"). George Moorehead, formerly a shareholder of EMCO, has received shares of GPAR as a result of the Merger.


                               TERMS OF AGREEMENT

        NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

        1. RESTRICTIVE COVENANTS. In order to assure that GPAR will realize the benefits of the Merger Agreement and in consideration of the transactions set forth in the Merger Agreement, GEORGE 0. MOOREHEAD agrees with EMCO and GPAR that he will not for a period of five years from the later of the effective date of the Merger or the date he ceases to be an officer, director, employee of or consultant to EMCO or GPAR:

                a. directly or indirectly, alone or as a partner, joint venturer, member, owner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in, assist, finance or cooperate with any business activity in Arizona, California, New Mexico, Nevada, Texas or Utah that is directly in Competition with the Business conducted by EMCO or GPAR; provided, however, that the beneficial ownership





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of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                 b. directly or indirectly (i) induce any Person that is a customer of EMCO or GPAR to patronize any business directly in Competition with the Business conducted by EMCO or GPAR; (ii) canvass, solicit or accept from any Person that is a customer of EMCO or GPAR, any such Competitive business, or (iii) request or advise any Person that is a customer of EMCO or GPAR to withdraw, curtail or cancel any such customer's business with EMCO or GPAR;

                 c. directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any Person employed by EMCO or GPAR, or in any manner seek to induce any such Person to leave his or her employment.

         For purposes of this Agreement, the term "Business" shall mean metal recycling and the terms "Competition" or "Competitive" shall mean a business whose primary activity is metal recycling.

         George Moorehead agrees with EMCO and GPAR that he will not, directly or indirectly, at any time following the effective time of the Merger, in any way utilize, disclose, copy, reproduce or retain in his possession any of EMCO's or GPAR's proprietary rights or records, including, but not limited to, any of their customer lists.

         George Moorehead agrees and acknowledges that the restrictions contained herein are reasonable in scope and duration and are necessary to protect EMCO and GPAR after the effective time of the Merger. If any provision of this Section, as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to EMCO and GPAR and upon breach of any provision of this Section, EMCO and GPAR shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which EMCO and GPAR may have (including, without limitation, the right to seek monetary damages). For purposes of this Section, "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, governmental authority or other entity, of whatever nature.





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         2.      ENFORCEABILITY.  The failure of any party to this Agreement at any time to require performance by any other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         3. ASSIGNMENT. This Agreement, and George Moorehead's rights and obligations hereunder, may not be assigned by him. EMCO or GPAR may assign its rights, together with its obligations hereunder, to any affiliated company or entity or any successor entity.

         4. MODIFICATION. This Agreement may not be canceled, changed, modified or amended, and no cancellation, change, modification or amendment will be effective or binding, unless in writing and signed by the parties to this Agreement.

         5. SEVERABILITY; SURVIVAL. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted. The provisions of this Agreement will survive the termination for any reason of George Moorehead's relationship with EMCO or GPAR.

         6. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

         7. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which will be an original, but all of which together will constitute one and the same original.

         8. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements relating to the relationship between the parties, written or oral, are nullified and superseded hereby.

         9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                         GENERAL PARAMETRICS CORPORATION,
                                         A DELAWARE CORPORATION


                                         By:  /s/ Gerard M. Jacobs
                                            -------------------------------

                                         Name:  GERARD M. JACOBS
                                              ------------------------------

                                         Title:  PRESIDENT
                                               ----------------------------

                                         EMCO RECYCLING CORP., AN ARIZONA
                                         CORPORATION


                                         By:  /s/ C.R. McCurdy
                                            -------------------------------
                                            Chuck R. McCurdy, Vice-President

                                              /s/ George O. Moorehead
                                            --------------------------------
                                            GEORGE O. MOOREHEAD






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